                                                                    (Exhibit 11)

                                COST PLUS, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                        THREE MONTHS ENDED                        SIX MONTHS ENDED
                                      ---------------------                  ------------------------------
                                      AUGUST 2,   AUGUST 3,                   AUGUST 2,           AUGUST 3,
                                        1997        1996                         1997               1996
                                      ---------   ----------                 -----------         -----------
NET INCOME (LOSS)                     $     187    $    (197)                 $      294         $      (592)
                                      =========   ==========                  ==========         ===========
Weighted average shares outstanding
  during the period:

Common stock                              8,153        8,067                       8,129               7,354

Add incremental shares from assumed
  exercise of stock options                 410          444                         360                 379
                                      ---------   ----------                  ----------         -----------
Weighted average common and common
  equivalent shares outstanding           8,563        8,511                       8,489               7,733
                                      =========   ==========                  ==========         ===========

PRIMARY NET INCOME (LOSS)
  PER SHARE                           $     .02   $     (.02)                 $      .03         $      (.08)
                                      =========   ==========                  ==========         ===========

Weighted average shares outstanding
  during the period:

Common Stock                              8,153        8,067                       8,129               7,354

Add incremental shares from assumed
  exercise of stock options                 436          444                         452                 424
                                      ---------   ----------                  ----------         -----------

Weighted average common and common
  equivalent shares outstanding           8,589        8,511                       8,581               7,778
                                      =========   ==========                  ==========         ===========

FULLY DILUTED NET INCOME
  (LOSS) PER SHARE                    $     .02   $     (.02)                 $      .03         $      (.08)
                                      =========   ==========                  ==========         ===========